Exhibit 10.6

EMPLOYEE STOCK OPTION AGREEMENT

THIS EMPLOYEE STOCK OPTION AGREEMENT, hereinafter referred to as the “Option” or the “Agreement,” is made effective as of the 31st day of December, 2004, between American Equity Investment Life Holding Company (the “Company”) and, -John Matovina- (the “Optionee”).

The Company hereby grants an option of -20,000- shares of common stock of the Company, $1.00 par value per share (“Stock”), to the Optionee at the price and in all respects subject to the terms, definitions and provisions of the Agreement, and the Employee Stock Option Plan, adopted by the Company effective July 1, 2000, as amended (the “Plan”), the terms and definitions of which are incorporated herein, unless the context implies otherwise.

1.               Option Price.  The option price is $10.77  for each share, the price being at least 100% of the fair market value as determined by the Board of Directors, of a share of the Stock on the date of the grant of this Option.

2.               Exercise of Option and Vesting Schedule.  This Option is granted for a ten (10) year term and, therefore, may not be exercised after the expiration of ten (10) years from the date that it is granted.  This Option shall become exercisable at any time subject to terms of this Agreement and applicable law.

(a)                                  Vesting Schedule.  This Option will vest on the last day of the sixth full month after the date of this Agreement.  Should the employment of the Optionee be terminated with or without cause (except for death or disability) prior to the date of vesting, then Optionee will forfeit all rights under this Agreement.

(b)                                 Right to Exercise.  This Option shall be exercisable during the term of the Option, by the Optionee:

(i)                                   While the Optionee is employed by the Company, or within thirty (30) days of the termination of Optionee’s employment; provided that in the event the Optionee’s employment with the Company is terminated because of disability, as that term is defined in Section 105(d) (4) of the Internal Revenue Code, as amended (the “Code”), the Option privileges, with respect to the shares purchasable by the Optionee as of the date that the Optionee’s employment is terminated, may be exercised by the Optionee within one (1) year after the termination of the Optionee’s employment by the Company.  However, nothing contained within this statement shall be construed to extend the ultimate term of this Option beyond the period of time as set out above in paragraph 2.

(ii)                                If the Optionee should die during the option period while employed by the Company, the option privileges may be exercised in full by the legal representative of the Optionee’s estate, or by the person or persons to whom the Optionee’s rights under the Option shall have passed by will or the laws of descent and distribution within one (1) year after the Optionee’s date of death.  However, nothing contained within this statement shall be construed to extend the ultimate term of this Option beyond the period of time as set out above in paragraph 2.

(c)                                  Restrictions on Exercise.  The minimum number of shares for which this Option may be exercised is 50 shares.  In addition, as a condition to the Optionee’s exercise of this option, the Company may require the person exercising this Option to execute any buy-sell agreement in effect between the Company and its shareholders and to made such representations or warranties to the Company as may be required by applicable law or regulation.

(d)                                 Method of Exercise.  This Option shall be exercisable by a written notice which shall:

(i)                                   State the election to exercise the Option, the number of shares in respect of which it is being exercised (which may be no less than 50 shares), the person in whose name the stock certificate for such shares of Stock is to be registered, the person’s address and social security number (or if more than one, the names, addresses and social security numbers of such persons);

(ii)                                Contain such representations and agreements as to the holder’s investment intent with respect to such shares of Stock as may be satisfactory to the Company’s counsel; and

(iii)                             Be signed by the person or persons entitled to exercise the Option and, if the Option is being exercised by any persons other than the Optionee, be accompanied by proof satisfactory to counsel for the Company, of the right of such person or persons to exercise the Option.

Payment of the purchase price of any shares with respect to which the Option is being exercised shall be by certified or bank cashier check or by shares of the Company’s Stock and shall be delivered with the notice of exercise.

3.               Nontransferablity of Option.  This Option may not be transferred in any manner otherwise than by will or the laws of descent and distribution and may be exercised during the lifetime of the Optionee only by the Optionee and after Optionee’s death by the legal representative of the Optionee’s estate or by the person or persons to whom the Optionee’s rights under the Option passed by will or the laws of descent and distribution.  This Option shall not be pledged or hypothecated in any way and shall not be subject to executive, attachment of similar process except with the express consent of the Committee.

4.              Adjustments

(a)                                  Whenever a stock split, stock dividend or other relevant change in capitalization of the Company occurs, (1) the number of shares that can thereafter be purchased and the option price per share under each Option that has been granted and not exercise, and (2) the number of shares used in determining whether a particular Option is grantable thereafter shall be appropriately adjusted.

(b)                                 In the event of the dissolution or liquidation of the Company, any Option granted under the Plan shall terminate as of a date to be fixed by the Committee, provided that not less than 30 days’ written notice of the date so fixed shall be given to each Optionee and each such Optionee shall have the right during such period to exercise Optionee’s Option as to all or any part of the shares covered thereby, including shares as to which such Option would not otherwise be exercisable by reason of an insufficient lapse of time.

(c)                                  Adjustments and determinations under this paragraph 3 shall be made by the Board of Directors of Life Company, whose decisions as to what adjustments or determinations shall be made, and the extent thereof, shall be final, binding and conclusive.

5.               Notices.  Each notice relating to this Agreement shall be in writing and delivered in person or by certified mail to the proper address, and shall be deemed to have been given on the date it is received.  Each notice to the Company shall be addressed to it as its principal office, attention of the Secretary.  Each notice to the Optionee or other person or person then entitled to exercise the Option shall be addressed to the Optionee or such other person or persons at the Optionee’s address set forth in the heading of this Agreement.  Anyone to whom a notice may be given under this Agreement may designate a new address by written notice to that effect.

6.               Benefits of Agreement.  This Agreement shall inure to the benefit of and be binding upon each successor of the Company.  All obligations imposed upon the Optionee and all rights granted to the Company under this Agreement shall be binding upon the Optionee’s heir, legal representatives and successors.  This Agreement shall be the sole and exclusive source of any and all rights which the Optionee, the Optionee’s heirs, legal representatives, or successors may have in respect to the Plan or any options or Stock granted or issued thereunder whether to the Optionee or to any other person.

7.               Resolution of Disputes.  Any dispute or disagreement which should arise under, or as a result of, or in any way relate to, the interpretation, construction or applicability of this Agreement will be determined by the Board of Directors of the Company.  Any determination made hereunder shall be final, binding, and conclusive for all purposes.

IN WHITNESS WHEREOF, the Company and the Optionee have cased this Agreement to be executed effective as of the day, month and year first above written.

AMERICAN EQUITY INVESMENT
LIFE HOLDING COMPANY

	By:	/s/ D.J. Nobel
D.J. Noble, President

ATTEST:

/s/ Debra J. Richardson
Debra J. Richardson, Secretary

OPTIONEE:

	By:	/s/ John Matovina

John Matovina